WESTLAND DEVELOPMENT CO., INC.
                         401 Coors Boulevard, N.W.
                       Albuquerque, New Mexico 87121

                             PROXY STATEMENT

                                   AND

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     To be held on November 15, 1995

     The Annual Meeting of Shareholders of WESTLAND DEVELOPMENT CO., INC. ( the "Company") will be held on November 15, 1995, in the Rio Grande Ballroom of the Sheraton Old Town, 800 Rio Grande Boulevard N. W., Albuquerque, New Mexico.
at 9:00 a.m., New Mexico time, to act upon the following:

     (1) To elect three Class B Directors; and

     (2) To consider and vote upon a shareholder's proposal to amend the Company's Articles of Incorporation so as to limit the terms of directors.

     (3) To consider such other business as may properly come before the Annual Meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. The Board of Directors is not aware of any other matters to come before the Annual Meeting. Only shareholders of record at the close of business on September 29, 1995, are entitled to vote at the Annual Meeting. Shares cannot be voted unless a signed proxy is provided or other arrangements are made to have the shares represented at the Meeting.

     IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. WESTLAND HAS FURNISHED FOR YOUR CONVENIENCE A PRE-ADDRESSED, STAMPED ENVELOPE. PLEASE MAIL IN YOUR PROXY TODAY. YOUR PROMPT RETURN OF THE ENCLOSED PROXY WILL SAVE WESTLAND THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO OBTAIN A QUORUM AT THE ANNUAL MEETING.

                                   Sincerely,

                              DAVID C. ARMIJO, Secretary

Albuquerque, New Mexico, October 13, 1995.


                              PROXY STATEMENT

                      WESTLAND DEVELOPMENT CO., INC.
                         401 Coors Boulevard, N.W.
                       Albuquerque, New Mexico 87121

                      PERSONS MAKING THE SOLICITATION

     The Board of Directors (the "Board") of Westland Development Co., Inc. (the "Company") solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company, to be held in the Rio Grande Ballroom of the Sheraton Old Town, 800 Rio Grande Boulevard N.W., Albuquerque, New Mexico, on November 15, 1995, at 9:00 a.m. New Mexico time and at any postponement(s) or adjournment(s) of the Annual Meeting.

                          METHOD OF SOLICITATION

     Solicitation will be made primarily by mail, commencing on or about October 14, 1995, but may also be made by telephone or oral communications by directors, officers and employees of the Company. In addition, the Company may make arrangements with and compensate up to approximately 60 individuals to assist in the solicitation. No agreements with such persons have been made, so the Company cannot identify these persons at the present time, but the Company anticipates paying such individuals approximately $6.00 to $7.00 per hour, and may reimburse out-of-pocket expenses incurred by these persons. The Company estimates that the total amount to be spent in connection with the solicitation, excluding salary paid to officers and regular employees, may be from $30,000 to $100,000, depending on whether this solicitation is contested. The Company will pay all costs of its solicitation efforts.

                     PROXIES AND VOTING AT THE MEETING

     A majority of the outstanding shares of the Company's No Par Value Stock and Class B Stock, counted in the aggregate, must be represented in person, or by proxy at the Annual Meeting in order to hold the Annual Meeting. Only shareholders of record at the close of business on September 29, 1995, are entitled to vote at the Annual Meeting. Because many shareholders cannot attend the Annual Meeting, a large number must be represented by proxy. Shareholders are encouraged to sign and return their proxies promptly, indicating the manner in which they wish their shares to be voted. The proxy agents will vote the shares represented by the proxies according to the instructions of the persons giving the proxies. Unless other instructions are given, votes will be cast:

   1. For the election of the three nominees for Class B Director presented later in this Proxy Statement. To be elected as a director, a nominee must receive the votes of a majority of the shares represented at the Meeting (counting No Par Value Stock and Class B Stock in the aggregate). According to the Company's bylaws, candidates must run for a specific seat on the Board.
   If no candidate for a specific seat receives a majority, the incumbent Director in that seat will remain on the Board. If, for any reason any of the nominees become unavailable for election, which the Board does not anticipate, the proxies will be voted for a substitute nominee to be designated by the Board.

   2. Against a shareholder's proposal that Article V of the Company's Articles of Incorporation be amended to limit the term that may be served by the Company's Directors.

   3. In the Proxy's discretion on the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) of the Annual Meeting.

     To be elected, nominees for seats on the Board of Directors must receive the affirmative vote of a majority of the votes cast in person and by proxy at the meeting. To be passed, any other item that comes before the shareholders must also receive the affirmative vote of a majority of the votes cast in person and by proxy at the meeting on all matters other than an amendment to the Company's Articles of Incorporation.

     To  be  legally  passed,   an  amendment  to  the  Company's   Articles  of
Incorporation must receive the affirmative vote of two-thirds of all of the Company's issued and outstanding shares (792,708 shares).

     Election Inspectors will be appointed at the meeting. Such Inspectors will determine the validity of proxies and will receive, canvas and report to the meeting the votes cast by the shareholders on each item brought before the shareholders for vote. No shares of the Company's stock can be voted by any person who is not the record owner or voting under authority granted by the record owner. All returned proxies are counted toward the required quorum or the required percentages of shares present at the meeting for election of directors and for the proposed amendment to the Company's Articles of Incorporation. If any shareholder returns a proxy without indicating his directions whether the proxy should be voted for or against any item or voted for or withheld from voting on any item, the proxy will be voted by the proxy agents for management's nominees for director, against the proposal to amend the Company's Articles of Incorporation, and in the agents' discretion on any other matter coming before the meeting.

     Any Shareholder returning a proxy has the power to revoke that proxy at any time before it is voted, by delivery of a written notice of revocation, signed by the shareholder, to the Secretary of the Company; by delivery of a signed proxy bearing a later date; or by attending the Annual Meeting and voting in person. Any proxy which is not revoked will be voted at the Meeting.

     In accordance with Company bylaws, the Annual Meeting will be conducted in accordance with an agenda which will be conspicuously posted at the Annual Meeting. Participation at the Meeting will be encouraged but will be limited to shareholders and holders of valid proxies for shareholders. The Meeting will start promptly at 9:00 a.m.

                           ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect three Class B Directors to each serve a three-year term. The Board of Directors of the Company has nominated Sosimo S. Padilla, Joe S. Chavez and Carlos Saavedra. Mr. Padilla and Mr. Saavedra are a current Class B Director and each is running for the seat he presently holds. Mr. Joe S. Chavez was nominated by the Company's Board of Directors to run for the seat held by Mr. Abelino C. Herrera. The Company's nominees have consented to be nominated and to serve if elected. Certain Directors are identified below as members of the Company's Executive Committee and as Directors and officers of El Campo Santo, Inc., which is a New Mexico nonprofit corporation. The Company established El Campo Santo Inc. and donated cemetery lands to it to be operated for the benefit of the Atrisco heirs. Certain Directors also serve as members of the Company's Disclaimer Committee, a committee established to review whether the Company will disclaim or litigate questions of third party claims of ownership of lands now or formerly owned by the Company.

Nominees for Class B Directors:   Terms will expire in 1998

     Sosimo Sanchez Padilla, age 65, is Chairman of the Board of Directors. Mr. Padilla was Vice President of the Company from 1971 to 1986 and has been a Company Director since 1971. Mr. Padilla is a member of the Company's Executive Committee. For more than 30 years prior to 1987, Mr. Padilla owned and operated Western Securities Transportation Corporation, a family-owned newspaper and record transportation business in New Mexico. Mr. Padilla is retired from Albuquerque Publishing Company where he was employed for 37 years. Mr. Padilla has served on the State of New Mexico Border Research Institute Support Council and as a Director of the National Association of Industrial and Office Parks. From 1982-1986, Mr. Padilla was the Chairman of the New Mexico Highway Commission and for three years served as a Trustee for the University of Albuquerque, and as a Director of the Westside Albuquerque Chamber of Commerce, the Greater Albuquerque Chamber of Commerce and the Albuquerque Hispano Chamber of Commerce. Mr. Padilla was a founder of and for more than 20 years served as a Director of the Bank of New Mexico. Mr. Padilla is currently a member of the Board of Directors of Rancher's State Bank, a position he has held since March, 1995.

     Joe S. Chavez, age 58, has been nominated to fill the director's seat held by Mr. Abelino C. Herrera. Mr. Chavez has extensive knowledge and experience in business, customer relations and sales. For more than the past 35 years, Mr. Chavez has been a co-owner and budget director of Regina's Dance Studio, a business with two locations in Albuquerque specializing in the sale of gymnastics equipment, costume and ballet apparel and coordination of dance performances and other functions. For approximately 13 years from 1960 to 1973 Mr. Chavez was a store manager for Kimbell Co., that did business in Albuquerque as Foodway Super Markets and from 1975 to 1986 he was employed by the U.S. Postal Service at various positions, including Letter Carrier, Postal Systems Examiner, Supervisor, Acting Station Manager, Manager and ad-hoc Facilitator and Coordinator of employees, which involved conducting training sessions and work teams. Mr. Chavez served in the United States Navy from 1955 to 1959 when he was honorably discharged. In 1992, Mr. Chavez was appointed to represent the interest of Westland Development Co., Inc. on the Petroglyph National Monument Citizens Advisory Commission.

     Carlos Saavedra, age 69, first served as a Company Director from 1969 to 1975 and has served as a Class B Director from 1989 to present. Dr. Saavedra is Chairman of the Company's Disclaimer Committee and is an alternate member of the Company's Executive Committee. Dr. Saavedra was a member of the Board of Directors of the La Compania de Teatro de Albuquerque. Dr. Saavedra holds a B.S. degree in Education from the University of Albuquerque (1952); a M.A. degree in Education Administration from the University of New Mexico (1962); an Ed.S. degree in Bilingual Education from the University of New Mexico (1968); and an Ed.D. degree in linguistics from the University of New Mexico (1969). He has done post graduate work at the University of Texas in Austin and Highlands University in Las Vegas, New Mexico. After the creation of the Petroglyph
National Monument, Dr. Saavedra was appointed a member of the Petroglyph National Monument Historical Research Committee, He is also a member of the Westside Coalition in Albuquerque.

     From 1956 to 1975 Dr. Saavedra was employed by the Albuquerque, New Mexico Public Schools as a teacher, Administrator and Director of Bilingual Education. From 1975 to 1977 he was the Director of Bilingual Education for the Colorado Department of Education and from 1977 to 1985 he was the Director of Bilingual Education for the Oakland Unified School District, Oakland, California. Dr. Saavedra has been a consultant to the Ministries of Education in Caracas, Venezuela and Cochabamba, Bolivia. Dr. Saavedra served for four years as a member of the National Advisory Board on Child Nutrition and for three years as a member of the Ethnic Heritage Studies Task Force, Washington, D.C. He received a Presidential Citation for Service Beyond the Call of Duty and is listed in the Who's Who of American Education. Dr. Saavedra served in the United States Air Force from 1944 to 1950 and received an honorable discharge. Dr. Saavedra retired from teaching in 1985 and currently owns Aspen Country Florists in Albuquerque, New Mexico.

Continuing Class C Directors:   Terms expire in 1996

     David C. Armijo, age 79, has been the Company's Secretary and Treasurer since 1989. Mr. Armijo previously served as the Company's Secretary from 1978 to 1985. He has been a Company Director since 1976 and is a member of the Company's Executive Committee. For more than the past 30 years Mr. Armijo has been an insurance broker. He is President and Chairman of the Board of California All Risk Insurance Agency, Inc., in Los Angeles, California. He is a member of the Board of Directors of the Lockheed Aircraft Overseas Association and of the San Gabriel Valley Medical Center for whom he is also Treasurer and Finance Committee Executive. He is a former member of fourteen years serving variously as Chairman, Vice Chairman and Planning Commissioner for the City of San Gabriel, California, where he resides. Mr Armijo also serves as Chairman of the Finance and Insurance Committee of the Garibaldina Society of California, a non profit corporation dedicated to charitable and cultural purposes. Mr. Armijo holds a Bachelor of Arts Degree in Business Administration from the University of California at Berkeley.

     During World War II, Mr. Armijo was assigned as Civilian Technician to the Eighth Air Force in Europe for two years, for Lockheed Aircraft Corp., and is a licensed pilot, holding licenses in A&E and also aircraft radio telephone.

     Josie G.Castillo, age 63, has been a Director of the Company since 1984, was the Company's Treasurer from 1985 to 1989. She is the Vice Chairman of the board of directors of El Campo Santo, Inc. and is a member of the Company's Disclaimer Committee. Ms. Castillo is also an alternate member of the Company's Executive Committee. From November of 1980 to February of 1983 Ms. Castillo worked for the Company in shareholder relations and from 1983 through March, 1995, when she retired, she worked on the office staff of the Human Services Department of the State of New Mexico in Albuquerque, New Mexico.

     Carmel Chavez, age 75, has been a Director of the Company since its incorporation in 1967 and was one of the signers of the Proposal for Conversion of Town of Atrisco to the Company and was one of the Company's incorporators. He is a Director of El Campo Santo, Inc. and is an alternate member of the Company's Executive Committee. Until his retirement in 1983, Mr. Chavez had been employed for 27 years by the Albuquerque Public Schools as head custodian.

Continuing Class A Directors: Terms expire in 1997

     Barbara Page, age 61, has been the Company's President and Chief Executive Officer since 1989. Ms. Page received a certificate in banking from the Robert
O. Anderson School of Management of the University of New Mexico. She has served as a Company Director and member of the Company's Executive Committee since July 25, 1989. Ms. Page previously served as the Registrant's Corporate Secretary from 1971 until she resigned in 1978. From November of 1982, Ms. Page also served as the Company's Treasurer until her resignation in October of 1985. Ms. Page served as a director of the Registrant until October 16, 1986.

     Ms. Page was employed by First Interstate Bank (formerly, the Bank of New Mexico) for 20 years and served as an Assistant Vice President and Branch Manager at its Candelaria and North Valley offices from 1973 through November 1981. She was an owner of the Bluewater Inn, Bluewater, New Mexico from 1981 until 1984. Ms. Page was employed during the fall and winter of 1988 - 1989 as a salesperson with American Homes in Las Vegas, Nevada. Ms. Page is a member of the Albuquerque Economic Forum, the Albuquerque Economic Development Counsel, NAIOP, Albuquerque Chamber of Commerce, Albuquerque West Side Association and the Albuquerque Hispano Chamber of Commerce.

     Polecarpio (Lee) Anaya, age 64, is a Company Director, its Vice President and Chairman of the its Executive Committee, positions he has held since July 25, 1989. Mr. Anaya was a Bernalillo County Deputy Sheriff during 1952 and 1953. Mr. Anaya served as a member of the Atrisco Land Grant Board of Trustees from 1954 through 1959. Mr. Anaya has operated service stations in Albuquerque since 1958 and is owner and operator of Lee's Conoco and Lee's American Parts in Albuquerque.

     Raymundo H. Mares, age 81, has been a Company Director since 1973 and is a member of the Company's Executive Committee, is the Chairman of the Board of Directors of El Campo Santo, Inc. and is an alternate member of the Company's Disclaimer Committee. Mr. Mares retired in 1979. For the previous ten years prior to his retirement, he had been employed as a roofer in the maintenance department of the University of New Mexico in Albuquerque.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company's No Par Value Stock and its Class B Stock are its only classes of voting securities outstanding. Only shareholders of record at the close of business on September 29, 1995, will be entitled to vote at the Annual Meeting and at any adjournment thereof. As of September 29, 1995, 716,608 shares of No Par Value Stock, and 76,100 shares of Class B Stock were issued and outstanding, each of which is entitled to one vote on each matter coming before the Meeting.

Security Ownership of Certain Beneficial Owners and Management:
---------------------------------------------------------------

     The following table sets forth, as of September 29, 1995, the beneficial ownership of No Par Value Stock and Class B Stock by each nominee and each present Director of the Company and by all officers and Directors as a group. The information as to beneficial stock ownership is based on data furnished by each person. Each person has sole voting and investment power as to all shares unless otherwise indicated. No person is known by the Company to own beneficially 5% or more of its issued and outstanding equity securities.

     NOTE: "Beneficial ownership" of stock, as defined by the Securities and Exchange Commission, includes stock which is not outstanding and not entitled to vote or receive dividends, but which an individual has the right to acquire within 60 days pursuant to a vested stock option. Such stock will not be issued until the option holder exercises his or her option and pays for the stock at the option price. Only Class B Stock is issuable under the Company's terminated Stock Option Plan. See "Compensation of Directors and Executive Officers - Stock Option Plan" below.

                                 NO PAR SHARES              CLASS B SHARES
                                 -------------              --------------
                              Amount      Percent        Amount       Percent
                               and          of            and           of
                            Nature of      Class       Nature of       Class
                            Beneficial  Beneficially   Beneficial   Beneficially
                            Ownership      Owned       Ownership       Owned
                                                                     (1)(2)(3)
                            ----------  ------------   ----------   ------------

CLASS "A" DIRECTORS

Barbara Page ............       500          *           8,300         10.91
401 Coors Blvd., N.W.
Albuquerque, N.M. 87121

Polecarpio (Lee) Anaya ..        70          *           5,000          6.57
3900 Isleta Blvd., S.W.
Albuquerque, N.M. 87105

Raymundo H. Mares .......       663(5)       *          10,700         14.06
2421 Kelly, S.W.
Albuquerque, N.M. 87105

CLASS "B" DIRECTORS(4)

Sosimo S. Padilla .......       146(6)       *          10,700         14.06
401 Coors Blvd., N.W.
Albuquerque, N.M. 87121

Joe S. Chavez(7) ........       100          *           -0-              *
3901 Donald Rd., S.W.
Albuquerque, N.M. 87105

Carlos Saavedra .........       393          *           5,000          6.57
220 Tohatchi, N.W.
Albuquerque, N.M. 87104

CLASS "C" DIRECTORS

David C. Armijo .........     3,132          *          10,700         14.06
401 Coors Blvd., N.W.
Albuquerque, N.M. 87121

Josie Castillo ..........       738          *          10,000         13.14
401 Coors Blvd., N.W.
Albuquerque, N.M. 87121

Carmel Chavez ...........       617          *           5,700(2)       7.49
401 Coors Blvd., N.W.
Albuquerque, N.M. 87121

Directors and Officers
 as a group
(nine people) ...........     6,359          *          64,100         86.86
                              (5-6)                     (1-4)
______________________
     (1) On September 15, 1995 there were issued and outstanding options to purchase 23,000 shares of the Company's Class "B" Common Stock, all of which are currently exercisable at a price of $5.51 per share. The percentages contained herein are based on the total number of shares that would be issued and outstanding if no options were exercised. These options were granted to persons who were Board members at the date of the option grant in 1984. All options expire on December 14, 1996 if not exercised.
     (2) Mr. Chavez holds options to purchase 5,000 shares of Class "B" Common Stock.
     (3) For purposes of computing the percent of beneficial ownership, a total of 76,100 shares is used.
     (4) Each of the current Class "B" Directors are the Management's nominees for Director at the Annual Meeting of Shareholders.
     (5) Of which, 399 shares are owned by Mr. Mares' wife.
     (6) Of which, 46 shares are owned by Mr. Padilla's wife and 50 shares are held by Mrs. Padilla as custodian for 2 grandchildren.
     (7) Mr. Chavez is the Board nominee to replace the retiring Director, Mr. Abelino C. Herrera, on the board. Mr. Herrera will serve as a Director through November of 1995. Mr. Herrera owns 34 shares of the Company no par shares and 5,000 shares of the Company's Class B shares.
     * Represents less than 1% of the issued No Par Value common or Class B shares. The total of the No Par Shares and Class B Shares owned by the Company's Officers and Directors is approximately 8.39% of all such shares that might be voted at the Annual Meeting of Shareholders.

Identification of Executive Officers and Directors.

     The Executive Officers and the Directors of the Company are:

         Name                   Position                           Age
         ----                   --------                           ---
   Sosimo S. Padilla          Chairman of the Board                 65
                                of Directors since
                                July 25, 1989,
                                Director since 1971
   Barbara Page               President, Chief Executive            61
                                Officer and Director
                                since July 25, 1989
   Polecarpio (Lee) Anaya     Vice President, Director              64
                                since July 25, 1989
   David C. Armijo            Secretary and Treasurer               79
                                 since July, 25, 1989,
                                 Director since 1976.
   Josie G. Castillo          Director since 1984                   63
   Carmel Chavez              Director since 1967                   75
   Raymundo H. Mares          Director since 1973                   81
   Carlos Saavedra            Director since 1989                   68

     Abelino C. Herrera will serve as a Director through November of 1995. He has been a director since 1989. As a result of the vacancy on the Board of Directors that will result from Mr. Herrera's retirement, the Board nominated Mr. Joe S. Chavez, who is not related to any other Board member, to run for the seat vacated by Mr. Herrera.

Family relationships:
---------------------
     None of the Directors, nominees or Officers of the Company are related (as first cousins or closer) by blood, marriage or adoption to any other Director, nominee, or Officer.

Meetings of the Board:
----------------------
     The Board holds regular meetings monthly and special meetings as the business of the Company requires. During the past fiscal year the Board held twelve regular meetings, and three special meet- ings. All members attended at least 75% of the meetings.

     The Board has no audit, nominating or compensation committees, but does have an Executive Committee consisting of Polecarpio (Lee) Anaya, Sosimo Sanchez Padilla, Barbara Page, Raymundo Mares and David C. Armijo, with alternates being Carmel Chavez, Carlos Saavedra, Josie Castillo and Abelino Herrera. Pursuant to the Company's bylaws, the Executive Committee performs those functions delegated to it by the Board. During the past fiscal year, the Executive Committee met three times.

     Raymundo Mares, Josie Castillo and Carmel Chavez also serve as Directors of El Campo Santo, Inc., a wholly owned non-profit corporation. El Campo Santo, Inc. held four meetings during the year.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the fiscal year ended June 30, 1995, 1994 and 1993 including bonuses and deferred cash compensation (if any), of the Company's Chief Executive Officer and the three other highest paid executive officers, being all of the executive officers:

                           SUMMARY COMPENSATION TABLE
                                                                   Long Term
                                                                  Compensation
                                    Annual Compensation             Payouts
                                   ---------------------          ------------
      (a)                      (b)       (c)            (e)           (i)
                                                       Other
Name and                                               Annual
Principal                              Salary       Compensation    All Other
Position                      Year       ($)            ($)        Compensation
                              ----     ------       ------------   ------------
Barbara Page                  1995     125,229        12,696(1)     23,915(2)(5)
President, CEO                1994     110,000        12,698(1)     22,658(2)
and Director                  1993     121,983        12,000(1)     33,263(2)

Polecarpio (Lee) Anaya        1995                    46,505(1)(3)  11,311(2)
Vice President                1994                    46,507(1)(3)  10,558(2)
and Director                  1993                    45,600(1)(3)  20,000(2)

Sosimo  S. Padilla            1995                    46,505(1)(3)  11,311(2)
Chairman of the Board         1994                    46,507(1)(3)  10,558(2)
                              1993                    45,600(1)(3)  20,000(2)

David C. Armijo               1995                    16,505(1)(4)  11,311(2)(4)
Secretary, Treasurer          1994                    16,507(1)(4)  10,558(2)(4)
and Director                  1993                    15,600(1)(4)  20,000(2)(4)
______________

     (1)Mr. Padilla, Mr. Anaya, Mr. Armijo and Dr. Saavedra are each paid a Directors fee of $1,300 per month. Ms. Page and each of the Company's other Directors are paid a Directors fee of $1,000 per month.
     (2) As part of its grant of shares of its Class B common stock to its nine directors during fiscal 1993, the Company agreed to pay all state and federal taxes related to the grant. Such payments were based on the actual income liability the grant caused each director to incur.
     (3) Mr. Padilla and Mr. Anaya are each paid $30,000 per year pursuant to consulting agreements.
     (4) Does not include $8,475, $7,500 and $6,000 paid to Mr. Armijo's insurance agency as commissions during 1993, 1994 and 1995, respectively, for representing the Company as its insurance broker.

     In 1984, the Company granted certain stock options to persons who were at that time members of the Company's Board of Directors. The following table sets forth information concerning the value of those exercises and unexercised options at June 30, 1995.

              Aggregated Option/SAR Exercises in Last Fiscal Year
              ---------------------------------------------------
                          and FY-End Option SAR values
                          ----------------------------
      (a)           (b)            (c)           (d)                 (e)

                                               Number of
                                               Securities          Value of
                                               Underlying         Unexercised
                                               Unexercised        In-the-Money
                                               Options/SARs       Options/SARs
                                               at FY-End(#)       at FY-End($)

               Shares Acquired                 Exercisable/       Exercisable/
     Name      on Exercise(#)  Value Realized  Unexercisable      Unexercisable
     ----      --------------- --------------  -------------      -------------
Barbara Page      5,000           $14,950
  President
  and CEO

Polecarpio (Lee) Anaya                            5,000             $19,950
   Vice President, Director

Sosimo S. Padilla                                 5,000             $19,950
   Chairman of the Board

David C. Armijo                                   5,000             $19,950
   Secretary, Treasurer,
   Director

     Options owned by Mr. Padilla, Mr. Armijo and Mr. Mares, each for 5,000 shares that were unexercised at the end of the fiscal year were subsequently exercised.

     The Company has no long term compensation arrangements with its directors.

Employment and Consulting Arrangements with Current Officers.
-------------------------------------------------------------
     Ms. Page is employed as the Company's President under a renewable five year employment agreement providing for an annual salary of $110,000. If Ms. Page is involuntarily terminated during the term of the agreement she shall be paid, in addition to any salary earned to the date of such termination, an amount of cash equal to six times the amount of her annual salary on the date of termination.

     Mr. Padilla, the Company's Chairman, and Mr. Anaya, the Company's Vice President, are each paid $30,000 per year for their services to the Company under renewable five year consulting agreements. If either Mr. Padilla's or Mr. Anaya's consulting agreement is involuntarily terminated during the term of the agreement, the person so terminated shall be paid an amount of cash equal to six times the annual compensation rate then in effect under the contract.

Certain Business Relationships.
-------------------------------
     During fiscal 1990, the Company appointed Mr. David Armijo's California All-Risk agency as its broker to obtain all of the Company's insurance. Mr. Armijo has held a non-resident broker's license to sell insurance in the State of New Mexico since 1962. That agency received a total of $6,000 in commissions for the placement of the Company's insurance in 1995.

Pension Plan.
-------------
     On June 27, 1991, the Company established a Simplified Employee Pension ("SEP-IRA") plan under Section 408(k) of the Internal Revenue Code. Under the terms of the SEP-IRA plan for 1994, the Company contributed 11% of each eligible employee's earned wages. Under this SEP-IRA employees may also contribute up to 4% of their earned wages. The Company makes monthly contributions to the plan whereby $47,023 was paid in fiscal 1995 and $35,799 was paid in fiscal 1994.

Stock Option Plan.
------------------
     In 1984, the Company established and the shareholders approved a stock option plan (the "Plan") to provide incentives for the Company's Directors, Officers and Employees. The Company terminated the Plan in 1987. Options for 23,000 shares of Class B Stock are outstanding, all of which may be currently exercised. Only Class B Stock could be issued under the Plan. Options were granted in the discretion of the board. Options to director/employees became exercisable 25% immediately upon being granted and 25% per year thereafter. Options to Directors who were not employees became exercisable 100% on the earlier of ten years after grant or when the director ceases to be a Director. All options expire on December 14, 1996, or earlier if the option holder dies. Option holders waived any preemptive right, which might result from the option grant, to acquire No Par Value Stock.

     The exercise price of option shares, $5.51 per share, set by Board of Directors was at least their fair market value on the date of the grant. Because there was no formal market for any class of the Company's stock, the Board, in order to calculate a fair market value for the Class B Stock for the purpose of granting options, took into account the Company's earning potential, the price of repurchases of No Par Value Stock. The Company's Class B Stock does not have a readily determinable market value at this time.

     Between June 30, 1994 and August 31, 1995, 25,000 options were exercised.

Compensation of Directors.
--------------------------
     In addition to the payment of the taxes incurred by the directors as a result of the stock bonus discussed above, Directors were paid during the year the following amount as director's fees: Mr. Padilla, Mr. Anaya and Mr. Armijo, as officers of the Company were paid Director's fees of $1,300 per month and each other Director received a Director's fee of $1,000 per month.

     Ms. Page, as the only salaried officer of the Company, participates in all employee benefit plans and employee bonuses which may be declared by the Board of Directors.

                               LEGAL PROCEEDINGS

     Other  than  ordinary  routine  litigation   incidental  to  the  Company's
business, the Company and/or members of its management are currently parties in the following legal proceedings:

1. Westland et al v. Kenny Romero, et al.
-----------------------------------------
     Since 1989, the Company has reported the above captioned litigation filed by the Company in the District Court for Bernalillo County, New Mexico in which sought damages from the Defendants for abuse of legal process. On August 7, 1995, this action was settled by agreement between the parties, the terms of which are subject to a non-disclosure agreement.

2.  Westland's  El Campo Santo,  Inc. (a wholly owned  subsidiary)  v. Nick
---------------------------------------------------------------------------
Cordova
-------
     The Company's  wholly owned  subsidiary,  Westland's  El Campo Santo,  Inc.
("ECS") which owns a cemetery in Albuquerque that is primarily devoted to the burial of the Company's shareholders and Atrisco heirs, sued Nick Cordova ("Cordova"), an independent grave digger who digs graves for the county, mortuaries and individuals, in an effort to obtain burial information related to the interment by Cordova of indigent persons for Bernalillo County and others. On October 26, 1994, this action was settled by agreement between the parties, the terms of which are subject to a non-disclosure agreement.

3. Anzures vs. Crestview  Funeral Home, Inc. and Westland  Development Co., Inc.
--------------------------------------------------------------------------------
     On November 3, 1994, a relative of an unidentified indigent person who was buried at County expense in a cemetery owned by El Campo Santo, Inc., sued the funeral home and the Company claiming that both of the defendants breached their obligation to bury the relative decently by keeping track of the location of the gravesite, and that the breach caused the plaintiff extreme emotional distress and upset. The complaint also alleges that the Company and the funeral home conspired to prevent the Plaintiff from learning the whereabouts of their deceased relative.

     The funeral home has settled with the plaintiff. To limit the cost of this matter and its exposure to liability, the Company settled this matter on September 18, 1995, the terms of which are subject to a non-disclosure agreement.

            SHAREHOLDER PROPOSAL TO AMEND ARTICLES OF INCORPORATION

     Ms. C. Pena, a Company shareholder, has proposed that the shareholders be presented with her proposal that Article V of the Company's Articles of Incorporation be amended to add a limitation of service by directors as follows:

     "From and after the date of the 1995 Meeting of Shareholders, no director of this corporation shall serve more than two consecutive three year terms of office."

     The affirmative vote of not less than two-thirds of all of the Company's issued and outstanding shares must be cast for this proposed amendment for it to pass. Management believes that this proposal is not in the best interest of the Company and recommends that you vote against it.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Grant Thornton, certified public accountants, has provided services to the Company during the past fiscal year, which included the examination of the Company's annual report to shareholders and annual report on Form 10-KSB. A representative of Grant Thornton will be present at the Annual Meeting, will be available to respond to appropriate questions concerning the financial statements of the Company, and will have the opportunity to make a statement if the representative desires to do so.

                    PROXY MATERIALS FOR NEXT ANNUAL MEETING

     Shareholder proposals for consideration at the next Annual Meeting, which the Company expects to hold in November 1996, must be received by the Company no later than June 30, 1996. In order for such proposals to be included, they must be legal and must comply with the Rules and Regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Board knows of no other business which is to be presented at the Annual Meeting. However, if other matters should properly come before the Annual Meeting, the persons named in the proxy will vote on those matters according to their judgment.

                                   By Order of the Board of
                                   Directors

                                   David C. Armijo, Secretary


Albuquerque New Mexico, October 13, 1995.

     ON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1995, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) TO ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S SHARES AS OF THE CLOSE OF BUSINESS ON SEPTEMBER 29, 1995. ANY EXHIBIT TO THE ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED ON REQUEST UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THE EXHIBITS. ANY SUCH WRITTEN REQUEST SHOULD BE ADDRESSED TO DAVID C. ARMIJO, SECRETARY, WESTLAND DEVELOPMENT CO., INC., 401 COORS BOULEVARD, N.W., ALBUQUERQUE, NEW MEXICO 87121.